Exhibit 99.1
JOINT PRESS RELEASE
NEWS RELEASE
NTT DATA Completes Acquisition of Intelligroup
Tokyo, Japan, July 21, 2010 / Princeton, NJ, July 21, 2010 — NTT DATA CORPORATION (Tokyo Stock Exchange, First Section: 9613) (“NTT DATA”), the Japan-based leading IT services company, and Intelligroup, Inc. (OTC: ITIG) (“Intelligroup”), a US-based IT services company, announced today that NTT DATA has completed its acquisition of Intelligroup through a short-form merger without a meeting of Intelligroup’s shareholders. The merger follows the previously announced completion of the tender offer by NTT DATA for all of the outstanding shares of Intelligroup common stock, at a price of $4.65 per share, net to the seller in cash, without interest.
In the merger, each outstanding share of Intelligroup common stock not purchased in NTT DATA’s tender offer or otherwise owned by NTT DATA or Intelligroup was converted into the right to receive the same $4.65 per share consideration that was provided in the tender offer, without interest. Intelligroup is now a wholly owned subsidiary of NTT DATA, and will cease making filings with the Securities and Exchange Commission. In addition, Intelligroup’s shares will no longer be eligible to be quoted on the OTC Bulletin Board or listed on any other market or securities exchange.
MEDIA CONTACTS
Intelligroup, Inc.
Public Relations:
Pat Gray
pat.gray@intelligroup.com
646-810-7405
Investor Relations:
Norberto Aja and David Collins
Jaffoni & Collins Incorporated
itig@jcir.com
212-835-8500
NTT DATA CORPORATION
Public Relations:
Georgeson Inc.
Thomas Gardiner
tgardiner@georgeson.com
212-440-9872
NTT DATA Public Relations Department
webmaster@nttdata.co.jp

Investor Relations:
NTT DATA Investor Relations and Finance Office
stfsir@nttdata.co.jp
NOTES TO EDITORS
About Intelligroup, Inc.
Intelligroup is an enterprise applications systems integrator providing consulting, implementation, testing, application management, infrastructure management, and other IT services for global corporations. It possesses deep expertise and proprietary tools in industry-specific enterprise solutions and has been recognized by clients, partners and IT industry analysts for consistently exceeding expectations. Intelligroup won a global 2009 SAP Pinnacle Award, and is ranked as a ‘Leader’ on the 2010 Global Outsourcing 100® list by the International Association of Outsourcing Professionals (IAOP)®. Intelligroup’s global service delivery model combines onsite teams and offshore development capabilities to deliver solutions that accelerate results, reduce costs and generate meaningful ROI for clients.
For further information please visit:
http://www.intelligroup.com/
About NTT DATA CORPORATION
NTT DATA is a quoted subsidiary of Nippon Telegraph and Telephone Corporation. It offers a broad range of IT services including consulting, systems integration and IT outsourcing. NTT DATA posted total revenues of approximately JPY 1.1 trillion (USD 12.7 billion) for the year ended March 31, 2010, and has more than 34,500 employees. NTT DATA has taken various steps to develop the international business.
For further information please visit:
http://www.nttdata.co.jp/en/index.html
FORWARD-LOOKING STATEMENTS
This announcement contains forward-looking statements that involve significant risks and uncertainties. All statements that are not historical facts are forward-looking statements, including statements that are preceded by, followed by, or that include the words “believes,” “anticipates,” “expects,” “could,” “should,” or similar expressions. All estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect NTT DATA’s and Intelligroup’s current perspectives on existing trends and information. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond NTT DATA’s and Intelligroup’s control.
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